UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): November 9, 2009

HealthWarehouse.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Commerce Boulevard Cincinnati, Ohio	45140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 618-0911

________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Not applicable.

(b)           On November 9, 2009, Wayne A. Corona submitted his resignation as a director and the Secretary of HealthWarehouse.com, Inc. (the “Company”), effective immediately.

(c)           Not applicable.

(d)           On November 11, 2009, our Board of Directors elected Youssef Bennani as a director of the Company.  Mr. Bennani is the Senior Managing Director, Investment Banking, of Kaufman Bros. L.P. (“KBRO”), a broker-dealer registered with the United States Securities and Exchange Commission that engages in the business of equity trading and sales, investment banking, and the publication of equity research reports on certain United States public companies.

Our Board of Directors does not currently have any separate committees of the Board.  Early in 2010, the Board expects to establish separate audit, compensation and nominating committees, in compliance with established corporate governance requirements.

The Company, Mr. Bennani, and KBRO have entered into a Shared Resources Agreement containing certain terms and conditions under which Mr. Bennani is permitted to serve as a director of the Company (the “Agreement”).  The Agreement contains conflict of interest provisions requiring Mr. Bennani to be excluded from any discussions or deliberations that may occur in the future relating to any possible engagement by the Company of KBRO as a financial service provider.  KBRO can require Mr. Bennani to resign from the Company’s Board at any time with or without reason on 90 days prior notice.  The Agreement also requires the Company to maintain directors and officers liability insurance, requires each party to indemnify the other parties for losses arising out of a party’s breach of the Agreement, and prohibits each  party from soliciting the others parties’ employees.

In connection with Mr. Bennani’s election to the Board, on November 11, 2009, we awarded Mr. Bennani non-qualified stock options to purchase up to 3,000,000 shares of our common stock at an exercise price of $0.125 share under the Company’s 2009 Incentive Compensation Plan.  Those options have a 10 year term, and vest in equal annual installments on November 11, 2010, November 11, 2011 and November 11, 2012.

(e)          Not applicable.

(f)           Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 12, 2009	HEALTHWAREHOUSE.COM, INC.

	By:	/s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer